UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

WEINGARTEN REALTY INVESTORS

(Exact name of registrant as specified in its charter)

Texas	74-1464203
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 Citadel Plaza Drive, P.O. Box 924133, Houston, Texas	77292-4133
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: 333-119067

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing 1/100 of a share of 6.50% Series F Cumulative Redeemable Preferred Shares, par value $.03 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Depositary Shares, each representing a 1/100 fractional interest in a share of our 6.50% Series F Cumulative Redeemable Preferred Shares, par value $.03 per share, is included on the cover page and under the Section entitled “Description of Series F Preferred Shares and Depositary Shares” beginning on page S-3 of the prospectus supplement dated January 23, 2007 to prospectus dated October 1, 2004 (relating to the Registrant’s Registration Statement on Form S-3 (No. 333-119067) that was filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on January 23, 2007 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed incorporated herein by this reference.

Item 2. Exhibits.

The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange, Inc. and the SEC.

Exhibit 3.1	Statement of Designation of 6.50% Series F Cumulative Redeemable Preferred Shares.
Exhibit 4.1	Form of Deposit Agreement.
Exhibit 4.2	Form of Certificate for 6.50% Series F Cumulative Redeemable Preferred Shares.
Exhibit 4.3	Form of Receipt for Depositary Shares, each representing 1/100 of a share of 6.50% Series F Cumulative Redeemable Preferred Shares, par value $.03 per share.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WEINGARTEN REALTY INVESTORS

/s/ Stephen C. Richter
Stephen C. Richter, Executive Vice President and Chief Financial Officer January 29, 2007

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